UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 22, 2007
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
SIGNATURES

Explanatory Note
     This amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2007 (the “Form 8-K”) by ProLink Holdings Corp. (the “Company”), hereby amends and restates Item 5.02 in its entirety. No other information included in the Form 8-K is amended hereby.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On June 22, 2007, the Company announced the appointment of Andrew Batkin as President and Chief Executive Officer of ProLink Media, a division of ProLink Solutions, a subsidiary of the Company. Mr. Batkin’s appointment as Chief Executive Officer was effective as of June 22, 2007, and his appointment as President will be effective as of August 1, 2007. Mr. Batkin joins the Company from Innovative Media Solutions, LLC, where he was Chief Executive Officer. Prior to starting Innovative Media Solutions, he founded Interactive Marketing, Inc. (“IMI”). IMI became the Interactive Marketing Agency of Record for Yahoo, developing the branding and media plan to build the company into an Internet powerhouse. In addition, Mr. Batkin performed similar work for companies including NBC, Netscape, Lycos, 24/7 Media and created superbowl.com for the NFL. Mr. Batkin also created the People vs. the Pros golf event, which was added to the PGA Tour’s 2007 Challenge Event schedule.
     In connection with such appointment, Mr. Batkin shall receive a salary of $210,000 per annum payable bi-weekly. In addition, Mr. Batkin will be eligible to receive a quarterly bonus of 5% of the media division’s net revenue if the division equals or exceeds $2 million, 7.5% if the division’s net revenue equals or exceeds $4 million and 10% once the division’s net revenues equal or exceed $6 million.
     In addition, on June 22, 2007, Mr. Batkin was granted an option to purchase 1,000,000 shares of common stock under the 2006 Plan pursuant to a Non-Qualified Stock Option Agreement. Such options have an exercise price of $1.21 per share (the fair market value on the date of grant). 250,000 of such options vest on December 22, 2007 with the remaining vesting in three equal installments on the first three anniversary dates of grant. He will also be eligible for additional awards of options to purchase 700,000 shares of common stock that vest immediately upon reaching certain revenue milestones.
     There are no family relationships among the Company’s directors or executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2007	PROLINK HOLDINGS CORP.
/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer